Exhibit 10.6

GUARANTY

This GUARANTY (the “Guaranty”), dated as of December 10, 2008, is executed and delivered by C-ACQUISITION CORP., a Delaware corporation (“C-Acquisition”), ACCUREL SYSTEMS INTERNATIONAL CORPORATION, a California corporation (“Accurel”), and IMX ACQUISITION CORP., a Delaware corporation (“IMX” and together with C-Acquisition and Accurel, each a “Guarantor” and collectively, “Guarantors”) in favor of DMRJ GROUP, LLC, a Delaware limited liability company, in its capacity as Investor under the Purchase Agreement (as defined below) and as Secured Party under the Security Agreement (as defined below) (in such capacities, and together with their respective successors, transferees and assigns, “Secured Party”).

W I T N E S S E T H:

WHEREAS, each Guarantor is a wholly owned subsidiary of Implant Sciences Corporation (the “Borrower”); and

WHEREAS, in accordance with that certain Note and Warrant Purchase Agreement of even date herewith between the Borrower and the Secured Party (the “Purchase Agreement”), and that certain Senior Secured Convertible Promissory Note to be issued by the Borrower pursuant to the Purchase Agreement (the “Note”) and all related agreements (collectively, as amended, restated, or extended from time to time, the “Loan Documents”), the Secured Party has agreed to loan to the Borrower up to Five Million Six Hundred Thousand Dollars ($5,600,000) (the “Loan”); and

WHEREAS, in order to induce the Secured Party to enter into the Loan Documents and to extend the Loan and other financial accommodations to Borrower pursuant to the Loan Documents, and in consideration thereof, each Guarantor has agreed to jointly and severally guaranty the Guarantied Obligations (as defined below) and execute and deliver this Guaranty; and

WHEREAS, the aforesaid Loan will be beneficial to the Guarantors inasmuch as the proceeds of the Loan to the Borrower will indirectly benefit the Guarantors.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Guarantors, Guarantors hereby agree as follows:

1.           Guaranty of Payment and Performance.  Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees to the Secured Party the full and punctual payment when due (whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration or otherwise and whether for principal, interest (including all interest that accrues after the commencement of any Insolvency Proceeding (as defined in the Security Agreement) irrespective of whether a claim therefor is allowed in such case or proceeding), fees, expenses or otherwise), and the performance, of all liabilities, agreements and other obligations of the Borrower to the Secured Party, in each case, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired (whether by way of discount, letter of credit, lease, loan, overdraft or otherwise), including without limitation all Obligations (as defined in the Security Agreement) and any other obligations under the Purchase Agreement, the Note and other Loan Documents (collectively, the “Guarantied Obligations”).  This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Guarantied Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Secured Party first attempts to collect any of the Guarantied Obligations from the Borrower or resort to any security or other means of obtaining their payment.  Should the Borrower default in the payment or performance of any of the Guarantied Obligations, the obligations of each Guarantor hereunder shall become immediately due and payable to the Secured Party, without demand or notice of any nature, all of which are expressly waived by the Guarantors.  Payments by the Guarantors hereunder may be required by the Secured Parties on any number of occasions.

2.           Guarantors’ Agreement to Pay.  Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Secured Party, on demand, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Secured Party in connection with enforcement of this Guaranty, together with interest on amounts recoverable under this Guaranty from the time such amounts become due under this Guaranty until payment, at the rate per annum equal to the default rate set forth in the Note; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

3.           Unlimited Guaranty; Covenant.  The liability of each Guarantor hereunder shall be unlimited to the extent of the Guarantied Obligations and the other obligations of the Guarantors hereunder (including, without limitation, under Section 2 above).

4.           Waivers by Guarantors; Secured Party’s Freedom to Act.  Each Guarantor agrees that the Guarantied Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Party with respect thereto.  Each Guarantor waives presentment, demand, protest, notice of acceptance, notice of Guarantied Obligations incurred and all other notices of any kind, all defenses which may be available to the Borrower by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of each Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower; (ii) any extensions, renewals, increases, restatements, replacements, settlements or compromises of any Obligation; (iii) any rescissions, forbearances, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation or of any property or asset subject to a Lien in favor of Secured Party; (v) the adequacy of any rights Secured Party may have against any collateral or other means of obtaining repayment of the Guarantied Obligations; (vi) the impairment of any collateral securing the Guarantied Obligations, including without limitation the failure to perfect or preserve any rights Secured Party might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of Borrower or any other guarantor, all of which may be done without notice to such Guarantor.

5.           Unenforceability of Obligations Against Borrower.  If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Guarantied Obligations, or if any of the Guarantied Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such Guarantied Obligations. In the event that acceleration of the time for payment of the Guarantied Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

6.           Subrogation; Subordination.  Until the payment and performance in full of all Guarantied Obligations, no Guarantor shall exercise any rights against the Borrower arising as a result of payment by such Guarantor hereunder, by way of subrogation or otherwise, (the Secured Party having no duty or obligation to take any action at any time to protect or preserve any right of subrogation) and will not prove any claim in competition with Secured Party or its affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; no Guarantor will claim any set-off or counterclaim against the Borrower in respect of any liability of such Guarantor to the Borrower; and each Guarantor waives any benefit of and any right to participate in any collateral which may be held by Secured Party.  The payment of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the prior payment in full of the Guarantied Obligations.  Each Guarantor agrees that after the occurrence of any default in the payment or performance of the Guarantied Obligations, after the expiration of any applicable grace period, if any, it will not demand, sue for or otherwise attempt to collect after such time any such indebtedness of the Borrower to such Guarantor until the Guarantied Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Secured Party and be paid over to the Secured Party on account of the Guarantied Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

7.           Further Assurances.  Each Guarantor agrees to do all such things and execute all such documents, as the Secured Party may consider reasonably necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Secured Party hereunder.

8.           Termination; Reinstatement.  This Guaranty shall remain in full force and effect until the Guarantied Obligations are paid in full and not subject to any recapture or preference in bankruptcy or similar proceedings.  This Guaranty shall continue to be effective or be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

9.           Successors and Assigns.  This Guaranty shall be jointly and severally binding upon each Guarantor, its respective successors and assigns, and shall inure to the benefit of and be enforceable by the Secured Party and its successors, transferees and assigns.  The Secured Party may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Guarantied Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Secured Party herein.

10.           Amendments and Waivers.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party.  No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

11.           Notices.  All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantors, at the address set forth in the Purchase Agreement for the Borrower, and if to the Secured Party, at the address set forth in the Purchase Agreement.

12.           Governing Law; Consent to Jurisdiction.  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflicts of laws provisions.  Each Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon such Guarantor by mail at the address specified in Section 11 hereof.  Each Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.  Any enforcement action relating to this Guaranty may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

13.           WAIVER OF JURY TRIAL.  EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THIS GUARANTY, THE SECURED PARTY, HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF: (A) THIS GUARANTY OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THE

OBLIGATIONS; (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; OR (C) ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN ANY GUARANTOR AND THE SECURED PARTY.

14.           Certain References.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, persons, entity or entities may require.  The terms “herein”, “hereof” or “hereunder” or similar terms used in this Guaranty refer to this entire Guaranty and not only to the particular provision in which the term is used.  Capitalized Terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

15.           Miscellaneous.  This Guaranty, together with the Security Agreement executed and delivered by the Guarantors as of the date hereof to the Secured Parties (the “Security Agreement”), constitutes the entire agreement of the Guarantors with respect to the matters set forth herein.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations.  The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural, masculine, feminine and generic forms of the terms defined.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date appearing in the introductory paragraph of this Guaranty.

C-ACQUISITION CORP.
By: /s/ Phillip C. Thomas_________________________ Name: Phillip C. Thomas Title: President

ACCUREL SYSTEMS INTERNATIONAL CORPORATION
By: /s/ Phillip C. Thomas_________________________ Name: Phillip C. Thomas Title: President

IMX ACQUISITION CORP.
By: /s/ Phillip C. Thomas_________________________ Name: Phillip C. Thomas Title: President